                                                                    EXHIBIT 99

                              CAUTIONARY STATEMENTS

General

From time to time, the company may publish, verbally or in written form, forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In fact, this Form 10-K (or any other periodic reporting documents required by the 1934 Act) may contain forward-looking statements reflecting the current views of the company concerning potential future events or developments. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. These Cautionary Statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act. In order to comply with the terms of the "safe harbor," the company cautions investors that any forward-looking statements made by the company are not guarantees of future performance and that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the company's business and some of which are described in more detail below include, but are not limited to, the following: uncertainties relating to the development and ownership of intellectual property; uncertainties relating to the ability of the company and other companies to enforce their intellectual property rights; uncertainties relating to economic conditions (including, but not limited to, the continued weak economic conditions in the Asia Pacific region and the Latin America region); uncertainties relating to government and regulatory policies; including but not limited to the FCC Report and Order entitled "In the Matter of Implementation of Section 304 of the Telecommunications Act of 1996 - Commercial Availability of Navigation Devices; uncertainties relating to customer plans and commitments; changes in the ownership and/or management of major customers of the company; changes in customer order patterns; the company's dependence on the cable television industry and cable television spending; signal security; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with key suppliers and subcontractors; governmental export and import policies; global trade policies; worldwide political stability and economic growth; regulatory uncertainties; delays in development, manufacture, and/or deployment of new products, including digital set-top products and the software applications to be used on such digital set-top products; delays in testing of new products; uncertainties related to the regulation of the Internet; rapid technology changes; the highly competitive environment in which the company operates; the entry of new, well-capitalized competitors into the company's markets as both competitors and customers; reliance on software programs used by the company or its suppliers containing problems related to computations that must be made in 2000 and beyond ("Year 2000 Problems"); in the financial markets relating to the company's capital structure and cost of capital; the impact of a major earthquake on the company's operations; and uncertainties inherent in international operations and foreign currency fluctuations. The words "believe," "expect," "anticipate," "project," "plan," "intend," "seek," "estimate" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Factors That May Affect Future Performance

Dependence Of The Company On The Cable Television Industry And Cable Television Capital Spending. The majority of the company's revenues come from sales of systems and equipment to the cable television industry. In January 2000, the company announced that it had reached a definitive agreement to sell certain assets of the satellite network business unit as part of its strategy to focus on broadband cable systems and satellite systems that support video and internet protocol data distribution. Demand for these products depends primarily on capital spending by cable television system operators for constructing, rebuilding or upgrading their systems. The amount of this capital spending, and, therefore, the company's sales and profitability, may be affected by a variety of factors, including general economic conditions, the continuing trend of cable system consolidation within the industry, the financial condition of domestic cable television system operators and their access to financing, competition from direct-to-home satellite, wireless television providers and telephone companies offering video programming, technological developments that impact the deployment of equipment and new legislation and regulations affecting the equipment used by cable television system operators and their customers. There can be no assurance that cable television capital spending will increase from historical levels or that existing levels of cable television capital spending will be maintained.

Dependence on Key Customers. Although the domestic cable television industry is comprised of thousands of cable systems, a small number of large cable television multiple systems operators ("MSOs") own a majority of the cable television systems and account for a significant portion of the capital expenditures made by cable television system operators. Sales of products to Time Warner, Inc. and its affiliates were 16% of the company's total sales in fiscal 1999, and sales to MediaOne and its affiliates were 14% of the company's total sales in fiscal 1999. The loss of business from a significant MSO could have a material adverse effect on the business of the company.

International. The company has and expects to continue to make significant sales to customers outside the United States. In addition, a portion of the company's product manufacturing is located outside the United States. Accordingly, the company's future results could be adversely affected by a variety of factors, including changes in a specific country's or region's political conditions or changes or continued weakness in economic conditions, trade protection measures, import or export licensing requirements, the overlap of different tax structures and unexpected changes in regulatory requirements.

Rapid Changes in Technology. The markets for the company's products are characterized by rapidly changing technology, evolving industry standards, frequent new product introductions and evolving methods of building and operating networks. The success of the company's existing and future products is dependent on several factors, including proper product definition, product cost, timely completion and introduction of new products, differentiation of new products from those of the company's competitors and market acceptance of these products. There can be no assurance that the company will successfully identify new product opportunities, develop and bring new products to market in a timely manner and achieve market acceptance of its products or that products and technologies developed by others will not render its products or technologies obsolete or noncompetitive.

New Product Introductions. The company's future operating results may be adversely affected if the company is unable to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability on a timely basis. The process of developing the company's new high technology products is inherently complex and uncertain. The company has in the past experienced delays in product development and introduction, and there can be no assurance that the company will not experience further delays in connection with its current product development or future development activities.

Competition. The company's products compete with those of a substantial number of foreign and domestic companies, some with greater resources, financial or otherwise, than the company, and the rapid technological changes occurring in the company's markets are expected to lead to the entry of new competitors. The company's ability to anticipate technological changes and to introduce enhanced products on a timely basis will be a significant factor in the company's ability to anticipate technological changes and to introduce enhanced products on a timely basis will be a significant factor in the company's ability to expand and remain competitive.

Intellectual Property. The company generally relies upon patent, copyright, trademark and trade secret laws to establish and maintain its proprietary rights in its technology and products. However, there can be no assurance that any of the company's proprietary rights will not be challenged, invalidated or circumvented, or that any such rights will provide significant competitive advantage. Third parties have claimed, and may claim, that the company has infringed their current, or future, intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays, or require the company to enter into royalty or licensing agreements, any of which could seriously harm the company's business, financial condition and results of operations. There can be no assurance that such royalty or licensing agreements, if required, would be available on terms acceptable to the company, if at all. Additionally, there can be no assurance that the company will prevail in any intellectual property infringement litigation given the complex technical issues and inherent uncertainties in litigation. In the event an intellectual property claim against the company was successful and the company could not obtain a license on acceptable terms or license a substitute technology or redesign to avoid infringement, the company's business, financial condition and results of operations would be seriously harmed. Even if the company prevails in litigation, the expense of litigation could be significant and could seriously harm the company's business, financial condition and results of operation.

Reliance on Suppliers. The company's growth and ability to meet customer demands also depend in part on its ability to obtain timely deliveries of parts from the company's suppliers. Certain components of the company's products are presently available only from a single source or limited sources. A reduction or interruption in supply or a significant increase in the price of one or more components could adversely affect the company's business, operating results and financial condition and could materially damage customer relationships.

Industry Consolidation and Acquisitions. There has been a recent trend toward industry consolidation. The company's major competitor, General Instrument Corporation, was acquired by Motorola, Inc., and a significant customer, Time Warner Inc., has agreed to be acquired by America Online, Inc. The company believes that this trend toward industry consolidation will continue as companies attempt to strengthen or hold their market positions in an evolving industry. In addition, the company's industry is highly competitive, and as such, the company's growth is dependent upon market growth and its ability to enhance its existing products and services. Accordingly, one of the ways the company may address the need to enhance products and services is through acquisitions of other companies. Acquisitions involve numerous risks, including the following: difficulties in integration of the operations, technologies and products of the acquired companies; the risk of diverting management's attention from normal daily operations of the business; and the potential loss of key employees of the acquired company. Failure to manage growth effectively and successfully integrate acquisitions made by the company could materially harm the company's business and operating results.

Volatility of Stock Price. The trading price of the company's common stock may be volatile. The stock market in general, and the market for technology companies in particular, has, from time to time, experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may significantly affect the trading price of the company's common stock, regardless of its actual operating performance. The trading price of the company's common stock could be affected by a number of factors, including: changes in expectations of the company's future financial performance; changes in securities analysts' estimates (or the failure to meet such estimates); announcements of technological innovations; customer relationship developments; conditions affecting the company's targeted markets in general; and quarterly fluctuations in the company's revenue and financial results. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. If this were to happen to the company, such litigation would be expensive and would divert management's attention.